Exhibit 99.1

Additional Financial Information (Unaudited)

The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on a pre-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders’ deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,693	$—	$—	$2,693
Finance revenues	—	73	(23)	50

Sales and revenues, net	2,693	73	(23)	2,743

Costs of products sold	2,199	—	—	2,199
Restructuring charges	21	1	—	22
Selling, general and administrative expenses	302	17	(1)	318
Engineering and product development costs	129	—	—	129
Interest expense	36	30	(3)	63
Other expense (income), net	15	(7)	(19)	(11)

Total costs and expenses	2,702	41	(23)	2,720
Equity in loss of non-consolidated affiliates	17	—	—	17

Income (loss) before income taxes and equity income from financial services operations	(26)	32	—	6
Equity income from financial services operations	32	—	(32)	—

Income (loss) before income taxes	6	32	(32)	6
Income tax expense	—	—	—	—

Net income (loss)	6	32	(32)	6
Less: Income attributable to non-controlling interests	12	—	—	12

Net income (loss) attributable to Navistar International Corporation	$(6)	$32	$(32)	$(6)

Condensed Statements of Revenues and Expenses

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$2,758	$—	$—	$2,758
Finance revenues	—	75	(24)	51

Sales and revenues, net	$2,758	$75	$(24)	$2,809

Costs of products sold	2,262	—	—	2,262
Restructuring charges	(17)	—	—	(17)
Selling, general and administrative expenses	304	35	(3)	336
Engineering and product development costs	109	—	—	109
Interest expense	39	32	(4)	67
Other expense (income), net	27	(4)	(17)	6

Total costs and expenses	2,724	63	(24)	2,763
Equity in loss of non-consolidated affiliates	6	—	—	6

Income before income taxes and equity income from financial services operations	28	12	—	40
Equity income from financial services operations	12	—	(12)	—

Income (loss) before income taxes	40	12	(12)	40
Income tax expense	8	—	—	8

Net income (loss)	32	12	(12)	32
Less: Income attributable to non-controlling interests	13	—	—	13

Net income (loss) attributable to Navistar International Corporation	$19	$12	$(12)	$19

(A)	Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of January 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$372	$27	$—	$399
Marketable securities	390	20	—	410
Restricted cash and cash equivalents	30	141	—	171
Finance and other receivables, net	935	2,903	(133)	3,705
Inventories	1,636	13	—	1,649
Goodwill	326	—	—	326
Property and equipment, net	1,354	116	—	1,470
Investments in and advances to financial services operations	527	—	(527)	—
Investments in non-consolidated affiliates	117	—	—	117
Deferred taxes, net	119	38	—	157
Other assets	849	26	—	875

Total assets	$6,655	$3,284	$(660)	$9,279

Liabilities, redeemable equity securities, and stockholders’ equity (deficit)
Accounts payable	$1,740	$20	$(133)	$1,627
Debt	1,965	2,649	—	4,614
Postretirement benefits liabilities	2,064	34	—	2,098
Other liabilities	1,718	54	—	1,772

Total liabilities	7,487	2,757	(133)	10,111
Redeemable equity securities	7	—	—	7
Stockholders’ equity attributable to non-controlling interest	42	—	—	42
Stockholders’ equity (deficit) attributable to controlling interest	(881)	527	(527)	(881)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,655	$3,284	$(660)	$9,279

Condensed Statements of Assets, Liabilities, Redeemable Equity Securities, and Stockholders’ Deficit

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$534	$51	$—	$585
Marketable securities	566	20	—	586
Restricted cash and cash equivalents	29	151	—	180
Finance and other receivables, net	1,030	3,084	(168)	3,946
Inventories	1,556	12	—	1,568
Goodwill	324	—	—	324
Property and equipment, net	1,329	113	—	1,442
Investments in and advances to financial services operations	502	—	(502)	—
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	109	37	—	146
Other assets	821	29	—	850

Total assets	$6,903	$3,497	$(670)	$9,730

Liabilities, redeemable equity securities, and stockholders’ equity (deficit)
Accounts payable	$1,974	$21	$(168)	$1,827
Debt	1,985	2,885	—	4,870
Postretirement benefits liabilities	2,066	34	—	2,100
Other liabilities	1,802	55	—	1,857

Total liabilities	7,827	2,995	(168)	10,654
Redeemable equity securities	8	—	—	8
Stockholders’ equity attributable to non-controlling interests	49	—	—	49
Stockholders’ equity (deficit) attributable to controlling interest	(981)	502	(502)	(981)

Total liabilities, redeemable equity securities, and stockholders’ equity (deficit)	$6,903	$3,497	$(670)	$9,730

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$6	$32	$(32)	$6
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	70	1	—	71
Depreciation of equipment leased to others	4	5	—	9
Amortization of debt issuance costs and discount	7	5	—	12
Deferred income taxes	—	—	—	—
Equity in loss of non-consolidated affiliates	17	—	—	17
Equity in income of financial services affiliates	(32)	—	32	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	(33)	33	—	—
Other, net	(254)	143	—	(111)

Net cash provided by operating activities	(214)	219	—	5

Cash flows from investing activities
Purchases of marketable securities	(140)	—	—	(140)
Sales or maturities of marketable securities	316	—	—	316
Net change in restricted cash and cash equivalents	(1)	10	—	9
Capital expenditures	(95)	—	—	(95)
Purchase of equipment leased to others	(1)	(13)	—	(14)
Other investing activities	(16)	3	—	(13)

Net cash provided by investing activities	63	—	—	63

Net cash used in financing activities	(13)	(244)	—	(257)

Effect of exchange rate changes on cash and cash equivalents	2	1	—	3

Decrease in cash and cash equivalents	(162)	(24)	—	(186)
Cash and cash equivalents at beginning of the period	534	51	—	585

Cash and cash equivalents at end of the period	$372	$27	$—	$399

Condensed Statement of Cash Activities

Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended January 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$32	$12	$(12)	$32
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	65	1	—	66
Depreciation of equipment leased to others	7	6	—	13
Amortization of debt issuance costs and discount	6	5	—	11
Deferred income taxes	28	(1)	—	27
Equity in income of non-consolidated affiliates	6	—	—	6
Equity in income of financial services affiliates	(12)	—	12	—
Dividends from non-consolidated affiliates	1	—	—	1
Change in intercompany receivables and payables	(188)	188	—	—
Other, net	(279)	248	—	(31)

Net cash provided by (used in) operating activities	(334)	459	—	125

Cash flows from investing activities
Purchases of marketable securities	(378)	—	—	(378)
Sales or maturities of marketable securities	328	—	—	328
Net change in restricted cash and cash equivalents	(2)	65	—	63
Capital expenditures	(40)	—	—	(40)
Purchase of equipment leased to others	—	(21)	—	(21)
Acquisitions of intangibles	(11)	—	—	(11)
Business acquisitions	(2)	—	—	(2)
Other investment activities	(29)	3	—	(26)

Net cash provided by (used in) investing activities	(134)	47	—	(87)

Net cash used in by financing activities	(59)	(495)	—	(554)

Effect of exchange rate changes on cash and cash equivalents	(7)	1	—	(6)

Increase (decrease) in cash and cash equivalents	(534)	12	—	(522)

Cash and cash equivalents at beginning of the period	1,152	60	—	1,212

Cash and cash equivalents at end of the period	$618	$72	$—	$690

(A)	Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.